May 23, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

           Re: Credit Suisse First Boston Mortgage Securities Corp.
               Registration Statement on Form S-3 Relating to Conduit Mortgage and Manufactured
               Housing Contract Pass-Through Certificates

Ladies and Gentlemen:

     On behalf of Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), we have caused to be filed with you electronically under EDGAR, the captioned Registration Statement on Form S-3 (the "Registration Statement"). The Depositor is an affiliate of Credit Suisse First Boston. The trust assets and the structure of the securities are similar to those contemplated in registration statements on form S-3 filed by other affiliates of the Depositor. A number of those registration statements have been reviewed recently by the staff.

     We have been advised that payment of the filing fee in the amount of $264 has been made to you by the Depositor on May 22, 2000.

     If you have any questions concerning the Registration Statement, please do not hesitate to call the undersigned at (212) 506-5070 or Leah Sanzari at (212) 506-3798.

                                Very truly yours,

                               /s/ Katharine I. Crost
                               -------------------------
                               Katharine I. Crost